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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



          American Express                      American Express Receivables
           Centurion Bank                         Financing Corporation II
            (Exact name of registrants as specified in its charter)

          United States                                 United States
     (State of incorporation                       (State of incorporation
        or organization)                               or organization)

          13-3256118                                     13-3854638
        (IRS Employer                                   (IRS Employer
     Identification No.)                             Identification No.)

     301 N. Walnut Street                           World Financial Center
     Wilmington, Delaware                              200 Vesey Street
     (Address of principal                            New York, New York
       executive offices)                           (Address of principal
                                                      executive offices)
            19801
         (Zip Code)                                         10285
                                                         (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                  American Express Credit Account Master Trust
        Class A Series 1998-1 Floating Rate Asset Backed Certificates

        Class B Series 1998-1 Floating Rate Asset Backed Certificates
------------------------------------------------------------------------------
                               (Title of Class)


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INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.         Description of Registrant's Securities to be Registered.

 The description of the Class A Series 1998-1 Floating Rate Asset Backed Certificates and Class B Series 1998-1 Floating Rate Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus, dated June 17, 1998, and "Summary of Series Terms" and "Maturity Considerations" in the Prospectus Supplement, dated June 17, 1998 (the Prospectus and the Prospectus Supplement are attached hereto as Exhibit 4.3).


Item 2.  Exhibits.

 Exhibit    4.1-- Pooling and Servicing Agreement, dated as of
                  May 16, 1996 (incorporated by reference to Registration Statement No. 33-95784 filed on May 30, 1996).

 Exhibit    4.2-- Series 1998-1 Supplement to the Pooling and
                  Servicing Agreement, dated as of June 23, 1998 (incorporated by reference to Exhibit 4.1 of Form 8-K filed on July 15, 1998 (File No. 000-20787).

 Exhibit    4.3-- Prospectus dated June 17, 1998 and Prospectus
                  Supplement, dated June 17, 1998 as filed with the Securities and Exchange Commission on June 19, 1998 pursuant to Rule 424(b)(2).

 Exhibit    5.1-- Form of specimens of certificates representing
                  the Class A Series 1998-1 Floating Rate Asset Backed Certificates and the Class B Series 1998-1 Floating Rate Asset Backed Certificates.

                                       2


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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Form 8-A to be signed on their behalf by the undersigned, thereunto duly authorized.


                                       AMERICAN EXPRESS
                                       CENTURION BANK

                                       By: /s/ Robert D. Kraus
                                           --------------------------------
                                       Name:  Robert D. Kraus
                                       Title: Assistant Secretary

                                       AMERICAN EXPRESS RECEIVABLES
                                       FINANCING CORPORATION II

                                       By: /s/ Leslie R. Scharfstein
                                           --------------------------------
                                       Name:  Leslie R. Scharfstein
                                       Title: President

Date:  August 24, 1998


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                               INDEX TO EXHIBITS




 Exhibit
  Number                      Exhibit
  ------                      -------

 Exhibit    4.1-- Pooling and Servicing Agreement, dated as of
                  May 16, 1996 (incorporated by reference to Registration Statement No. 33-95784 filed on May 30, 1996).

 Exhibit    4.2-- Series 1998-1 Supplement to the Pooling and
                  Servicing Agreement, dated as of June 23, 1998 (incorporated by reference to Exhibit 4.1 of Form 8-K filed on July 15, 1998 (File No. 000-20787).

 Exhibit    4.3-- Prospectus dated June 17, 1998 and Prospectus
                  Supplement, dated June 17, 1998 as filed with the Securities and Exchange Commission on June 19, 1998 pursuant to Rule 424(b)(2).

 Exhibit    5.1-- Form of specimens of certificates representing
                  the Class A Series 1998-1 Floating Rate Asset Backed Certificates and the Class B Series 1998-1 Floating Rate Asset Backed Certificates.


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